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                                             Registration Statement No. 33-XXXXX
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
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                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
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                      E. I. DU PONT DE NEMOURS AND COMPANY
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                              1007 MARKET STREET
DELAWARE                   WILMINGTON, DELAWARE 19898                 51-0014090
(STATE OR OTHER            (ADDRESS OF PRINCIPAL                (I.R.S. EMPLOYER
JURISDICTION               EXECUTIVE OFFICES)                   IDENTIFICATION
OF INCORPORATION                                                NO.)
OR ORGANIZATION)


                                 --------------
                      QUALICON RETIREMENT AND SAVINGS PLAN
                            (FULL TITLE OF THE PLAN)
                                 --------------
           GARY M. PFEIFFER, SENIOR VICE PRESIDENT -- DU PONT FINANCE
                      E. I. DU PONT DE NEMOURS AND COMPANY
                               1007 MARKET STREET
                           WILMINGTON, DELAWARE 19898
                    (NAME AND ADDRESS OF AGENT FOR SERVICE)
         TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENTS FOR SERVICE:
                                  302-774-1000
                                 --------------
               APPROXIMATE DATE OF PROPOSED COMMENCEMENT OF SALES
                             PURSUANT TO THE PLAN:
                      From time to time after July 9, 1999
                                 --------------
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                        CALCULATION OF REGISTRATION FEE
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

                                         PROPOSED             PROPOSED
TITLE OF                                 MAXIMUM              MAXIMUM
SECURITIES          AMOUNT               OFFERING             AGGREGATE             AMOUNT OF
TO BE               TO BE                PRICE PER            OFFERING              REGISTRATION
REGISTERED          REGISTERED           SHARE                PRICE                 FEE
------------------------------------------------------------------------------------------------------
Common Stock         15,000               $68.50               $1,027,500.00        $285.65
$.30 par value

                                       2
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                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents by Reference

          The documents listed below, previously filed with the Securities and Exchange Commission, are incorporated by reference in this Registration
Statement:

          (a) DuPont's Annual Report on Form 10-K, as amended by DuPont's filing on Form 10-K/A for the year ended December 31, 1998.

          (b) DuPont's Quarterly Report on Form 10-Q, as amended by DuPont's filing on Form 10-Q/A, for the quarter ended March 31, 1999.

          (c) DuPont's Current Reports on Form 8-K as filed on January 27, February 4, March 1, March 10, March 12, March 15, April 16, April 27, June 14, and July 2, 1999.

          All documents subsequently filed by DuPont and/or the Qualicon Retirement and Savings Plan pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4. Description of DuPont Common Stock

          Holders of DuPont Common Stock are entitled to receive dividends that may be declared by the Board of Directors of DuPont from surplus or net earnings, but not until all cumulative dividends on preferred stock shall have been declared and set apart for payment at the annual rates of $4.50 a share for the $4.50 Series and $3.50 a share for the $3.50 Series. Holders of DuPont Common Stock have the right to vote on all questions to the exclusion of all other stockholders, except as otherwise expressly provided by law or unless DuPont shall be in default in the payment of dividends on preferred stock for a period of six months. In the latter event, until accumulated and unpaid dividends on preferred stock of all series shall have been paid, the holders of the outstanding preferred stock shall have the exclusive right, voting separately and as a class, to elect two directors, or if the total number of directors of DuPont be only three, then only one director, at each meeting of stockholders held for the purpose of electing directors.

          On liquidation, dissolution, or winding up of DuPont, whether voluntary or involuntary, after payments have been made to holders of preferred stock, holders of DuPont Common Stock have the right to share ratably the remaining assets available for distribution. In the event of voluntary liquidation, holders of preferred stock are entitled to accumulated dividends and $115 a share for the $4.50 Series and $107 a share for the $3.50 Series; in the

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event of involuntary liquidation, holders of both series are entitled to accumulated dividends and $100 a share. Holders of DuPont Common Stock do not have any preemptive rights.

Item 5. Interests of Named Experts and Counsel

          The validity of the issue of DuPont Common Stock offered hereby has been passed on by Calissa W. Brown, Esq., Senior Counsel of DuPont. Ms. Brown beneficially owned as of July 8, 1999, 1289 Shares of Common Stock of DuPont, including 600 shares of which she has the right to acquire beneficial ownership within 60 days through the exercise of stock options awarded under DuPont's Corporate Sharing Plans.

Item 6. Indemnification of Directors and Officers

          Under provisions of the Bylaws of DuPont, each person who is or was a director or officer of DuPont shall be indemnified by DuPont to the full extent permitted or authorized by the General Corporation Law of Delaware against any liability, cost or expense asserted against such director or officer and incurred by such director or officer in any such person's capacity as director or officer, or arising out of any such person's status as a director or officer. DuPont has purchased liability insurance policies covering its directors and officers to provide protection where DuPont cannot indemnify a director or officer.

Item 8. Exhibits

Exhibit
Number   Description
------   ------------

4(a) DuPont's Restated Certificate of Incorporation, effective May 29, 1997, defining the rights of the holders of DuPont Common Stock, incorporated by reference to DuPont's Current Report on Form 8-K filed on June 13, 1997.

4(b)     Qualicon Retirement and Savings Plan

5(a)     Opinion of Counsel

5(b)     ERISA qualification undertaking

23(a)    Consent of Independent Accountants

23(b)    Consent of Calissa W. Brown, Esq. included in the opinion filed as
         Exhibit 5(a) to this Registration Statement

24 Powers of attorney authorizing certain officers to sign this registration statement and amendments thereto on behalf of officers and directors

Item 9.  S-K Item 512 Undertakings

(a)  The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement.

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs
               (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933 each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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(h)  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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                                  SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Wilmington, State of Delaware, on July 2, 1999.

                                          E. I. DU PONT DE NEMOURS
                                          AND COMPANY


                                          By /s/ Gary M. Pfeiffer
                                             --------------------
                                          Gary M. Pfeiffer,
                                          Senior Vice President - DuPont Finance
                                          and Chief Financial Officer

          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

[C. O. Holliday, Jr., Chairman and Director
L. C. Duemling, Director
E. B. du Pont, Director
L. D. Juliber, Director
W. K. Reilly, Director
H. R. Sharp, III, Director
C. M. Vest, Director
E. S. Woolard, Jr., Director]

                                     By /s/ Gary M. Pfeiffer
                                        ---------------------
                                     Gary M. Pfeiffer
                                     Senior Vice President- DuPont Finance
                                     (Principal Financial and Accounting Officer
                                     and Attorney-In-Fact for bracketed
                                     individuals)
                                     (July 2, 1999)

                                    By /s/ Howard J. Rudge
                                       ----------------------
                                    Howard J. Rudge
                                    Senior Vice President and General Counsel-
                                    DuPont Legal
                                    (Attorney-In-Fact for bracketed individuals)
                                    (July 2, 1999)

Powers of attorney authorizing Gary M. Pfeiffer and Howard J. Rudge jointly, to sign the registration statement and amendments thereto on behalf of the above-named directors and officers are filed with the registration statement.


          Pursuant to the requirement of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilmington, State of Delaware, on July 2, 1999.


                                        QUALICON RETIREMENT AND
                                        SAVINGS PLAN


                                        By  /s/ Udo Henseler
                                            ----------------
                                        Udo Henseler
                                        Vice President Finance and Chief
                                        Financial Officer and Member of the
                                        Administrative Committee formed under
                                        the Qualicon Retirement and Savings Plan

                               INDEX TO EXHIBITS

Exhibit
Number   Description
------   ------------

4(a) DuPont's Restated Certificate of Incorporation, effective May 29, 1997, defining the rights of the holders of DuPont Common Stock, incorporated by reference to DuPont's Current Report on Form 8-K filed on June 13, 1997.

4(b)     Qualicon Retirement and Savings Plan

5(a)     Opinion of Counsel

5(b)     ERISA qualification undertaking

23(a)    Consent of Independent Accountants

23(b)    Consent of Calissa W. Brown, Esq. included in the opinion filed as
         Exhibit 5(a) to this Registration Statement

24 Powers of attorney authorizing certain officers to sign this registration statement and amendments thereto on behalf of officers and directors

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